Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Ply Gem Holdings, Inc.

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 21, 2011, in the Registration Statement (Form S-4 No. 333-_____) and related Prospectus of Ply Gem Holdings, Inc. dated June 17, 2011.

/s/ Ernst & Young LLP

    Raleigh, North Carolina
    June 17, 2011